Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Sixth Amendment to Amended and Restated Credit Agreement (hereinafter referred to as the “Amendment”) executed as of April 14, 2009 by and among Clayton Williams Energy, Inc., a Delaware corporation (“CWEI”), Southwest Royalties, Inc. (successor by merger to CWEI-SWR, Inc.), a Delaware corporation (“SWR”, and together with CWEI and each of their respective successors and permitted assigns, the “Borrowers” and each a “Borrower”), Warrior Gas Co., a Texas corporation (“Warrior”), CWEI Acquisitions, Inc. a Delaware corporation (“CWEI Acquisitions”), Romere Pass Acquisition L.L.C., a Delaware limited liability company (“Romere”), CWEI Romere Pass Acquisition Corp., a Delaware corporation (“Romere Corp”), Blue Heel Company, a Delaware corporation (“Blue Heel”), and Tex-Hal Partners, Inc., a Delaware corporation (“Tex-Hal,” and together with Warrior, CWEI Acquisitions, Romere, Romere Corp and Blue Heel and each of their successors and permitted assigns, the “Guarantors” and each a “Guarantor”), JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), a national banking association (“JPMorgan Chase”), each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Amendment) or which may from time to time become a party to the Agreement pursuant to the provisions of Section 14.3 thereof or any successor or permitted assignee thereof (hereinafter collectively referred to as “Lenders”, and individually, “Lender”), JPMorgan Chase, as Administrative Agent (in its capacity as Administrative Agent and together with its successors in such capacity, “Administrative Agent”).  Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in that certain Amended and Restated Credit Agreement dated as of May 21, 2004, by and among Borrowers, Guarantors, Administrative Agent and Lenders (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

WITNESSETH:

WHEREAS, the Borrowers and the Guarantors have requested, among other things, that the Lenders (or at least the required percentage thereof) amend certain provisions of the Agreement related to CWEI’s investment in Larclay; and

WHEREAS, the Administrative Agent and the Lenders have agreed to do so on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers, the Guarantors, the Administrative Agent and the Lenders, hereby agree as follows:

SECTION 1.                      Amendments to the Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Agreement shall be amended in the manner provided in this Section 1.

1.1                               Amended Definitions.  Article I of the Agreement shall be and it hereby is amended by amending and restating the following definition to read in its entirety as follows:

“Consolidated Subsidiary” or “Consolidated Subsidiaries” means, for any Person, any Subsidiary the accounts of which would be consolidated with those of such Person in its consolidated financial statements.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of CWEI.  Notwithstanding the foregoing, so long as Larclay does not own or operate, or control any Person that owns or operates, any Borrowing Base Properties, the term “Subsidiary” shall not include Larclay.

1.2                               Deleted Definitions.  Article I of the Agreement shall be and it hereby is amended by deleting the definitions of “Drilling Venture”, “Lariat” and “Rig Subsidiary”.

1.3                               Additional Definitions.  Article I of the Agreement shall be and it hereby is amended by adding the following definition in the correct alphabetical order:

“Larclay Drilling Contract” means that certain Drilling Contract for Multiple Rigs dated as of April 21, 2006, by and between CWEI and Larclay LP, as the same may from time to time be amended, modified or supplemented to the extent permitted by Section 8.18.

“Larclay Operating Agreement” means that certain Operating Agreement for Drilling Rigs dated as of April 20, 2006, by and between Larclay LP and Lariat Services, Inc., as the same may from time to time be amended, modified or supplemented to the extent permitted by Section 8.18.

“Sixth Amendment Effective Date” means April 14, 2009.

1.4                               Permitted Liens.  The proviso at the end of the definition of “Permitted Liens” shall be and it hereby is deleted in its entirety.

1.5                               Material Agreements.  The first sentence of Section 6.11 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

Except for certain defaults under the Existing Credit Agreements previously disclosed to the Administrative Agent and Lenders, neither CWEI nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

1.6                               Aggregate Investments in Larclay.  The following shall be and it hereby is added to the Agreement as Section 6.22:

6.22        Investments in Larclay.  As of the Sixth Amendment Effective Date, the aggregate amount of Investments made by CWEI and any other Credit Party in Larclay is $12,600,000.

1.7                               Indebtedness.  Clause (xii) of Section 8.11 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

(xii)        Indebtedness of CWEI consisting of an unsecured guarantee of Indebtedness for borrowed money of Larclay, in an aggregate amount at any time outstanding not to exceed the lesser of (a) $15,795,000 and (b) the maximum committed amount of the obligations so guaranteed by CWEI in accordance with the terms of such guarantee as in effect on the Sixth Amendment Effective Date or as otherwise amended or modified to the extent permitted under Section 8.18.

1.8                               Investments and Acquisitions.  The first paragraph of Section 8.15 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

Investments and Acquisitions.  No Borrower will, nor will any Borrower permit any other Credit Party to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries or Larclay), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition, except:

1.9                               Intercompany Indebtedness.  Clause (iv) of Section 8.15 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

(iv)         Investments by any Credit Party consisting of intercompany Indebtedness permitted under Section 8.11(v) and other Investments by any Credit Party in any other Credit Party other than Capital Stock of any direct or indirect parent of such Credit Party.

1.10                        Investments in Larclay.  Clause (viii) of Section 8.15 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

(viii)       Investments by CWEI in Larclay made prior to the Sixth Amendment Effective Date in an aggregate amount not exceeding $12,600,000.

1.11                        Larclay Acquisition.  The following shall be and it hereby is added to Section 8.15 of the Agreement as clause (xi):

(xi)         The Acquisition by CWEI, on or before April 15, 2009 of all of the outstanding ownership interests of Larclay not otherwise owned by CWEI on the Sixth Amendment Effective Date, on the terms set forth in that certain Assignment and Assumption Agreement executed on March 13, 2009 by Lariat Services, Inc. and CWEI, for an amount not to exceed the consideration specified therein and without the waiver or amendment of any material provision thereof that is not otherwise consented to by the Administrative Agent.

1.12                        Affiliates.  Section 8.17 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

8.17        Affiliates.  No Borrower will, nor will any Borrower permit any other Credit Party to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except transactions not otherwise prohibited under this Agreement or any other Loan Document made in the ordinary course of business and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms no less favorable to such Credit Party than such Credit Party would obtain in a comparable arms-length transaction; provided that, with respect to any transaction between any Credit Party and Larclay, except for the guarantee permitted by Section 8.11(xii), the Larclay Operating Agreement and the Larclay Drilling Contract, such transaction shall be subject to the prior written consent of the Required Lenders.

1.13                        Amendments to Material Documents.  Section 8.18 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

8.18        Amendments to Organizational and Other Documents.  No Borrower will, nor will any Borrower permit any other Credit Party or Larclay to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under (a) its Organizational Documents other than amendments, modifications and waivers which will not, individually or in the aggregate, have a Material Adverse Effect; (b) any Senior Term Credit Document or Senior Note Document if the effect of any such modification or amendment is to (i) increase the maximum principal amount of the Senior Term Indebtedness or Senior Notes or rate of interest on any of the Senior Term Indebtedness or Senior Notes (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Term Credit Documents and the Senior Note Documents), (ii) change or add any event of default or any covenant with respect to the Senior Term Indebtedness or the Senior Note Documents if the effect of such change or addition is to cause any one or more of the Senior Term Credit Documents or the Senior Note Documents to be more restrictive on any Credit Party than such Senior Term Credit Documents or such Senior Note Documents were prior to such change or addition, (iii) change the dates upon which payments of principal or interest on the Senior Term Indebtedness or the Senior Note Documents are due, (iv) change any redemption or prepayment provisions of the Senior Term Indebtedness or the Senior Note Documents, or (v) grant any Liens in any assets or properties of any Credit Party, other than the Liens granted to secure the Senior Term Indebtedness under the Loan Documents; (c) the Larclay Drilling Contract; (d) the Larclay Operating Agreement; or (e) the agreement evidencing the guarantee by CWEI of certain obligations of Larclay permitted by Section 8.11(xii).

1.14                        EBITDAX Leverage Ratio.  Section 8.22.2 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

8.22.2  EBITDAX Leverage Ratio.  CWEI will not permit the ratio, determined as of the end of each of its Fiscal Quarters, of (i) Consolidated Funded Indebtedness of

CWEI and its Consolidated Subsidiaries to (ii) Consolidated EBITDAX of CWEI and its Consolidated Subsidiaries for the then most-recently ended four Fiscal Quarters to be greater than 3.0 to 1.0.

1.15                        Larclay.  Section 8.26 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

8.26.       Larclay.  CWEI shall cause Larclay to:

(a)          maintain its own separate books and records and bank accounts, which are and will be, in each case, separate and apart from those of any other Person;

(b)          be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate thereof), maintain and utilize separate invoices and checks bearing its own name and otherwise conduct its own business and own its own assets and correct any known misunderstanding regarding its separate identity;

(c)           maintain separate financial statements showing its assets and liabilities separate and apart from those of any other Person, not have its assets listed on the financial statements of another and file its own tax returns;

(d)          refrain from dissolving or winding up (in whole or in part);

(e)           refrain from commingling its funds or other assets with those of any Affiliate or any other Person;

(f)            refrain from maintaining its assets in such a manner that would make it costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; and

(g)          observe all corporate formalities.

1.16                        Defaults under Other Loan Documents.  Section 9.11 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

9.11        Other Loan Documents.  The occurrence of any “default” or “event of default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default, event of default or breach continues beyond any period of grace therein provided and such default, event of default or breach continues for a period of thirty (30) days after the earlier of (i) the date any Authorized Officer of CWEI acquires knowledge of such failure, or (ii) written notice of such failure has been given to CWEI by the Administrative Agent or any Lender.

SECTION 2.                      Consent and Reaffirmation of Guarantors.  By their execution hereof, each Guarantor hereby (i) acknowledges receipt of this Amendment, (ii) consents to the Borrowers’

execution and delivery hereof; (iii) agrees to be bound hereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Borrowers to Lenders pursuant to the terms of its Guaranty in favor of Administrative Agent and the Lenders and (v) reaffirms that its Guaranty is and shall continue to remain in full force and effect.

SECTION 3.                      Conditions.  The amendments to the Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1                               Execution and Delivery.  The Administrative Agent shall have received from the Required Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.

3.2                               Representations and Warranties.  The representations and warranties of each Borrower under the Agreement, as amended by this Amendment are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties relate solely to an earlier date).

3.3                               No Default.  No Default or Unmatured Default shall have occurred and be continuing.

3.4                               Larclay Drilling Contract, Larclay Operating Agreement, Assignment and Assumption Agreement and Guarantee.  CWEI shall have delivered to the Administrative Agent a true and correct copy of each of (i) the Larclay Drilling Contract, (ii) the Larclay Operating Agreement, (iii) the Assignment and Assumption Agreement executed on March 13, 2009 by Lariat Services, Inc. and CWEI and (iv) the guarantee agreement evidencing the guarantee by CWEI of certain Indebtedness of Larclay, together with a certificate of an Authorized Officer of CWEI certifying that each is a true, complete and correct copy, including all amendments thereto through the date hereof.

3.5                               Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

3.6                               Amendment Fee.  Borrowers shall have paid to Administrative Agent, for the account of each Lender for which the Administrative Agent shall have received (by facsimile or otherwise) an executed counterpart of this Amendment (or a release from escrow of an executed counterpart of this Amendment previously delivered in escrow for this Amendment) by 3:00 p.m. (Dallas, Texas time) on April 14, 2009 (or such later date or time as the Administrative Agent and the Borrowers may agree), an amendment fee in the amount separately agreed upon by Borrowers and Administrative Agent.

SECTION 4.                      Representations and Warranties of Borrowers.  To induce the Lenders to enter into this Amendment, the Borrowers hereby represent and warrant to the Lenders as follows:

4.1                               Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments herein, each representation and warranty of any Borrower or any Guarantor contained in the Agreement or in any of the other Loan Documents is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date).

4.2                               Corporate Authority; No Conflicts.  The execution, delivery and performance by each Borrower and each Guarantor (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within each such Borrower’s or such Guarantor’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Borrower or any Guarantor or result in the creation or imposition of any Lien upon any of the assets of any Borrower or any Guarantor except for Permitted Liens and otherwise as permitted in the Agreement.

4.3                               Enforceability.  This Amendment constitutes the valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 5.                      Miscellaneous.

5.1                               Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  Each Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of such Borrower or any Guarantor under the Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

5.2                               Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3                               Legal Expenses.  The Borrowers hereby agree, jointly and severally, to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.4                               Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  However, this Amendment shall bind no party until the Borrowers, the Guarantors, the Lenders (or at least the requisite percentage thereof), and the Administrative Agent have executed a counterpart.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

5.5                               Complete Agreement.  THIS AMENDMENT, THE AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6                               Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWERS:

CLAYTON WILLIAMS ENERGY, INC.
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Senior Vice President

SOUTHWEST ROYALTIES, INC.
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

GUARANTORS:

WARRIOR GAS CO.
a Texas corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

CWEI ACQUISITIONS, INC.
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

ROMERE PASS ACQUISITION L.L.C.
a Delaware limited liability company

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

CWEI ROMERE PASS ACQUISITION CORP.
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

BLUE HEEL COMPANY
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

TEX-HAL PARTNERS, INC.
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

JPMORGAN CHASE BANK, N.A.,
(successor by merger to Bank One, N.A. (Illinois)), as Administrative Agent and a Lender

By:	/s/ Kimberly A. Coil
Name:	Kimberly A. Coil
Title:	Senior Vice President

BANK OF SCOTLAND
as Co-Agent and a Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

UNION BANK OF CALIFORNIA, N.A.
as Syndication Agent and a Lender

By:	/s/ Timothy Brendel
Name:	Timothy Brendel
Title:	Vice President

By:	/s/ Randall Osterberg
Name:	Randall Osterberg
Title:	Senior Vice President

BNP PARIBAS
as Documentation Agent and a Lender

By:	/s/ Brian M. Malone
Name:	Brian M. Malone
Title:	Managing Director

By:	/s/ Courtney Kubesch
Name:	Courtney Kubesch
Title:	Vice President

FORTIS CAPITAL CORP.
as a Lender

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Director

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

NATIXIS (formerly Natexis Banques Populaires)
as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director

GUARANTY BANK
as a Lender

By:	/s/ Christopher S. Prada
Name:	Christopher S. Prada
Title:	Senior Vice President

FROST BANK
as a Lender

By:	/s/ Alek Zemkoski
Name:	Alek Zemkoski
Title:	Vice President

BANK OF TEXAS, N.A.
as a Lender

By:	/s/ J. Michael Delbridge
Name:	J. Michael Delbridge
Title:	Senior Vice President